EX-99.906CERT

CERTIFICATION

Eric M. Rubin, President, and John Pileggi, Treasurer, of American Independence Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.           The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2010 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Treasurer
American Independence Funds	American Independence Funds

/s/ Eric M. Rubin	/s/ John Pileggi
Eric M. Rubin	John Pileggi
Date: July 12, 2010	Date: July 12, 2010

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to American Independence Funds and will be retained by American Independence Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.